UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2016

Rockdale Resources Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Stockholder Approval of 2015 Stock Incentive Plan

Rockdale Resources Corp. (the “Company”, “we” and “us”) held an Annual Meeting of Stockholders on April 14, 2016 (the “Meeting”), at which time, the stockholders ratified the Company’s 2015 Stock Incentive Plan (the “Plan”). The material terms of the Plan were described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy”) filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2016 under the caption “Proposal 4 – Ratification of 2015 Stock Incentive Plan”. The Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by the full text of the Plan set forth in Exhibit 10.1, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 27,296,653 shares of common stock, or 62.5% of our 43,639,958 total outstanding shares of common stock as of March 15, 2016, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Proxy), with the results of such voting as follows:

Proposal	For	Against*
1)

The election of five (5) Directors to the Company’s Board of Directors (the “Board”), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal

a) Leo Womack	26,953,795	342,858
b) Zel C. Khan	27,003,795	292,858
c) Lee H. Lytton	26,953,795	342,858
d) Joel Oppenheim	27,003,795	292,858
e) Quinten Beasley	26,923,795	342,858

For	Against	Abstain*
2)	To approve the Plan of Conversion dated January 15, 2016, pursuant to which our corporate jurisdiction will be changed from the State of Colorado to the State of Texas by means of a process called a “Conversion” and our name will change to “Petrolia Energy Corporation”.	26,973,795	282,858	30,000

For	Against	Abstain*
3)	To approve an increase in the total number of authorized shares of common stock, par value $0.001 per share of the Company, to 150,000,000 shares.	26,640,695	405,958	250,000

		For	Against	Abstain*
4)	To ratify the Company’s 2015 Stock Incentive Plan.	26,690,695	405,958	200,000

		For	Against	Abstain
5)	To ratify the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2015.	26,943,795	142,858	210,000

		For	Against	Abstain*
6)	To consider a non-binding advisory vote on compensation of our named executive officers.	26,633,795	432,858	230,000

		One Year	Two Years	Three Years	Abstain*

7)	To consider a non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers.	4,579,269	1,691,429	20,462,555	563,400

		For	Against	Abstain*
8)	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above.	26,723,795	342,858	230,000

* There were no Broker Non-Votes on these proposals.

As such, each of the five (5) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in its proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, proposals 2 and 3 were approved by a majority of the outstanding voting shares outstanding as of the Meeting, and proposals 4 through 6 and 8 were separately approved and ratified by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each such proposal. The Company will consider the number of votes cast for each of the options relating to the frequency of future non-binding advisory votes on compensation of our named executive officers and disclose the Board of Directors’ determination as to how frequently the Company will include a stockholder vote on the compensation of executives in its proxy materials moving forward, no later than 150 days after the date of the Meeting.

The Company plans to complete the Conversion as soon as practicable after the filing of this report and plans to file a subsequent Current Report on Form 8-K disclosing the effectiveness of such Conversion when complete.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 of the Form 8-K filed by the Company with the SEC on November 10, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockdale Resources Corporation

/s/ Zel C. Khan
Zel C. Khan Chief Executive Officer

Date: April 27, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 of the Form 8-K filed by the Company with the SEC on November 10, 2015)